Exhibit T3B
                                                                     -----------


ADOPTED AT NIBCO
BOARD OF DIRECTORS MEETING
FEBRUARY 21, 1978

AMENDED AT NIBCO
BOARD OF DIRECTORS MEETING
FEBRUARY 27, 1978

AMENDED AT NIBCO
BOARD OF DIRECTORS MEETING
DECEMBER 17, 1979
TO BECOME EFFECTIVE AT THE NEXT
ANNUAL MEETING OF SHAREHOLDERS
REVOKED AT NIBCO
BOARD OF DIRECTORS MEETING
FEBRUARY 25, 1980

AMENDED AT NIBCO
BOARD OF DIRECTORS MEETING
SEPTEMBER 28, 1981





                                     BY-LAWS

                                       of

                                   NIBCO INC.

                            (An Indiana Corporation)


                                    ARTICLE I

                                  Shareholders

     Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held at such place within or without the State of Indiana, on such date within the first five months of each year, and at such time as shall be annually designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors, or at the request in writing of the holders of at least twenty-five percent (25%) in amount of the stock, regardless of class, then outstanding and entitled to vote at such meeting. Such meetings shall be held at the principal office of the corporation in the City of Elkhart, Indiana, unless otherwise directed by the Board of Directors and stated in the notice of meeting, in which case the meeting may beheld at any place within or without the State of Indiana. Any request for such meeting shall state the purpose or purposes of the proposed meeting.

     Section 3. Notice of Meetings. Written or printed notice of the time, place and the purpose of each meeting of the shareholders shall be delivered by the secretary or by the officers or persons calling the meeting, either personally or by mail, upon each shareholder of record entitled to vote at such meeting not less than 10 days before the meeting; provided that no notice of adjourned meetings need be given. If mailed, the notice shall be directed to each shareholder entitled to notice at his address as it appears any meeting may waive notice of such meetings, either before or after the holding thereof, in writing which set forth the purpose or purposes for which the meeting is called. Attendance at any meeting in person or by proxy, which instrument of proxy sets forth the purpose or purposes for which meeting is called, shall constitute a waiver of notice of such meeting.

     Section 4. Quorum. The holders of record of a majority of the shares of stock of the corporation issued and outstanding, regardless of class and entitled to vote thereat, present in person or by proxy, shall, except as otherwise provided by law or by the Articles of Incorporation of the corporation as from time to time amended, constitute a quorum at all meetings of the shareholders; whether or not a quorum is present, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time to a future date without further notice other than the announcement at such meeting and when a quorum shall be present upon such adjourned day any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5. Conduct of Meetings. Meeting of the shareholders shall be presided over the Chairman of the Board of Directors or, if there be no such officer or if he is not present, by the President or, if he is not present, by a Vice President or, if none of the Vice Presidents is present, by a Chairman to be chosen at the meeting. The Secretary or an Assistant Secretary of the corporation or, in their absence, a person chosen at the meeting shall act as Secretary of the meeting. All elections shall be had and all questions decided by a plurality vote of the shares present or represented at the meeting, unless otherwise provided by law, the Articles of Incorporation, or by these By-Laws.

     Section 6. Voting. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the stock of the corporation having voting power held by such shareholder, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

     Section 7. Inspectors of Election. Whenever any shareholder present at a meeting of the shareholders shall request the appointment of inspectors, the Chairman of the meeting shall appoint inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

     Section 8. Action by Unanimous Written Consent. If and when all the shareholders who would have been entitled to vote on any action to be taken by the corporation shall severally or collectively consent in writing to such action, such consent shall have the same effect as a unanimous vote of shareholders and such action shall be as valid corporate action as though it had been authorized at a meeting of the shareholders.

                                   ARTICLE II

                                    Directors

     Section 1. Number, Qualifications and Term of Office. The property, business and affairs of the corporation shall be managed by its Board of Directors, to consist of 7 directors, all of whom shall be of full age. Directors need not be shareholders. The directors shall be elected at the annual meeting of the shareholders in each year and shall hold office, unless sooner displaced, until the next succeeding annual meeting of the shareholders and thereafter until their successors shall be elected and qualified in their stead.

     Section 2. Quorum. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as action by a majority of the directors then in office may be specifically required by other sections of these By-Laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

     Section 3. Action by Unanimous Written Consent. If and when the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the directors.

     Section 4. Vacancies. Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, a majority of the directors then in office, though less than a quorum, may fill such vacancy at any meeting, and the person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto.

     Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times or intervals and at such places within or without the State of Indiana as may from time to time be determined by resolution of the Board, which resolution may authorize the President to fix the specific date and place of each of such regular meetings, given in the manner hereinafter provided with respect to special meetings of the Board. A regular meeting of the Board shall be held without notice immediately after the annual meeting of shareholders at the same place as such meeting was held for the purpose of electing or appointing officers for the ensuing year.

     Section 6. Special Meetings. Special meetings of the Board of Directors may be held at any time or place upon the call of the Chairman of the Board or of the President or Secretary at the direction of not less than two directors then in office. Oral, telegraphic or written notice of the time, place and purpose of all special meetings of the Board shall be duly served on or sent, mailed or telegraphed to each director not less than 2 days before the meeting, but no notice of adjourned meetings need be given. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the time, place and purpose of such meeting by telegram, radiogram, cablegram or other writing, either before or after the holding thereof.

     Section 7. General Powers as to Negotiable Paper. The Board of Directors shall, from time to time, prescribe the manner of making, signature or endorsement of bills of exchange, notes, drafts, checks, acceptances, obligations and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents, who shall from time to time be authorized to make, sign or endorse the same on behalf of the Corporation.

     Section 8. Powers as to Other Documents. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any conveyance or other instrument in the name of the corporation, and such authority may be general or confined to specific instances. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the officers authorized to execute, the same may be executed on behalf of the corporation by the Chairman of the Board, the President or any Vice President, and the corporate seal may be thereto affixed and attested by the Secretary, Assistant Secretary, or the Treasurer.

     Section 9. Compensation. The directors shall receive such compensation for their services as may, from time to time, be fixed by resolution of the Board of Directors.

                                   ARTICLE III

                             Committees of the Board

     Section 1. Executive and Other Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may designate two or more of their number to constitute an Executive Committee, who, during the intervals between the meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution for the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation, except the power to fill vacancies in the Board of Directors, by resolution passed by a majority of the whole Board, may designate two or more of their number to constitute any other committee who shall have only such powers as are expressly granted to them in such resolution. The Board of Directors shall have the power at any time to increase or decrease the number of members of any such committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

     Section 2. Procedure. All such committees, if the Board of Directors shall not have designated a Chairman thereof, shall elect from their membership a Chairman. All such committees shall elect a Secretary who need not be a member of the committee and shall keep minutes of all meetings of the committee, which shall be submitted to the succeeding meetings of the Board of Directors for approval. Regular or special meetings of any such committee may be held in like manner as provided in these By-Laws for regular or special meetings of the Board of Directors, and a majority of any such committee shall constitute a quorum at any such meeting.

                                   ARTICLE IV

                                    Officers

     Section 1. Election or Appointment. The Board of Directors as soon as may be after the annual election of the directors in each year shall elect from their number a President of the corporation and shall also elect a Vice President, Secretary and a Treasurer, who need not be members of the Board. The Board at that time or from time to time may elect from their number a Chairman of the Board and may elect one or more additional Vice Presidents, Assistant Secretaries and Assistant Treasurers, who need not be members of the Board. The same person may hold any two or more offices excepting those of President and Secretary. The Board may also appoint such other officers and agents as it may deem necessary for the transaction for the business of the corporation.

         Section 2. Term of Office. The term of office of all officers shall commence upon their election or appointment and shall continue until the first meeting of the Board of Directors following the annual meeting of the shareholders and thereafter until their respective successors are chosen, but any officer may be removed from office at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office, whenever in their judgment the business interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. The Board of Directors shall have power to fill any vacancies in any offices occurring for whatever reason.

     Section 3. Compensation. The salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors.

     Section 4. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation and shall preside at all meetings of the shareholders and of the Board of Directors. He may execute or authorize conveyances, contracts or other obligations in the name of the corporation except where required by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall be ex-officio a member of all committees of the board and he shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

     Section 5. The President. The President shall be the chief operating officer of the corporation and shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect. He may execute all authorized conveyances, contracts, or other obligations in the name of the corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He shall preside at all meetings of the shareholders and directors in the absence of the Chairman of the Board, and he shall be ex-officio a member of all committees of the Board.

     Section 6. Vice Presidents. The Vice Presidents in the order designated by the Board of Directors or, lacking such a designation, by the President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

     Section 7. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the shareholders and any meetings of the Board of Directors for which notice may be required, and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he shall act. He shall execute with the President or the Chairman of the Board all authorized conveyances, contracts or other obligations in the name of the corporation except as otherwise directed by the Board of Directors. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature of the Treasurer or an Assistant Secretary.

     Section 8. The Treasurer. The Treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation (in case of his death, or resignation or removal from office) of all books, papers, vouchers money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers, respectively, (in the order designated by the Board of Directors or, lacking such designation, by the President) in the absence of the Secretary or the Treasurer, as the case may be, shall perform the duties and exercise the powers of such Secretary or Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                                    ARTICLE V

                    Indemnification of Directors and Officers

     Section 1. Indemnification of Directors and Officers. Each director and officer, whether or not then in office, and his heirs, executors, administrators and assigns, shall be indemnified by the corporation against all costs, penalties and expenses reasonably incurred by or imposed upon him or his estate in connection with or resulting from any action, suit or proceeding, criminal or civil, to which he or his estate may be made a party or with which he or it shall be threatened by reason, directory or indirectly, of his being or having been a director or officer of the corporation or any other corporation at the request of this corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding, to be liable or to have been derelict or negligent in the performance of his duty as such director or officer, and shall also be indemnified against any amounts reasonably paid in settlement of any such action, suit or proceeding in which such director or officer was not derelict or negligent in the performance of his duty as a director or officer. A director or officer shall be conclusively deemed not to have been derelict in relation to any matters wherein he relied upon an opinion as to law or fact, or both, of legal counsel selected by or in the manner designated by the Board of Directors. Notwithstanding the foregoing, in any event, each director and officer, whether or not then in office, and his heirs, executors, administrators and assigns shall also be indemnified, insofar as it may be lawful so to do, against all costs, penalties and expenses, and any amounts paid in settlement of such action, suit or proceeding when such settlement is made with the approval of the Board of Directors. Said rights of indemnification shall not be exclusive of other rights to which such director or officer may be entitled as a matter of law. The foregoing rights of indemnification shall not be deemed to include indemnification for liability under the Federal Securities Act of 1933, as amended, not shall it provide indemnity against payments on judgements to or in favor of the corporation.



                                   ARTICLE VI

                      Issue, Transfer and Records of Stock

     Section  1.  Form,  Signature  and  Registration.   The  interest  of  each
shareholder in the corporation shall be evidenced by a certificate or certificates, certifying the number and class of shares represented thereby in such form as the Board of Directors may, from time to time prescribe in accordance with the laws of the State of Indiana. The certificates of stock of the corporation shall be signed by the Chairman of the Board, the President or Vice President and the Secretary or an Assistant Secretary and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; and to this end the Board of Directors may, from time to time, appoint such transfer agents and registrars of stock of any class within or outside the State of Indiana as to it may seem expedient; provided, that where such certificate is signed (1) by a transfer agent or (2) by a registrar, the signature of any such Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, may be a facsimile. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

     Section 2. Transfer. Shares of stock of the corporation may be transferred on the books of the corporation in the manner prescribed by the laws of the State of Indiana by the holder thereof in person or by his duly authorized attorney upon surrender for cancellation of certificates for the same number of shares of the same class with an assignment and power of attorney duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such proof of the authenticity of the signature as the corporation or its agents may reasonably require, and also accompanied by sufficient funds (or appropriate documentary stamps) for payment of applicable transfer taxes as may be imposed by the federal, state or local governments.

     Section 3. Stock Ledger and Inspection Thereof. The original or duplicate stock ledger or a list containing the names and addresses of all persons who are shareholders of the corporation, and the number of shares of stock of each class held by them respectively shall at all times be kept at the principal office of the corporation in the State of Indiana. It shall be the duty of the Secretary of the corporation to prepare and make or cause to be prepared and made, at least five days before every election of directors, a complete list of the shareholders entitled to vote at said election of directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open at the principal office of the corporation in the State of Indiana for at least five days before such election for examination by any registered shareholder entitled to vote at such election and shall be produced and kept at the time and place of election during the whole time thereof and shall be subject to the inspection of any registered shareholder or his proxy who may be present. The original or duplicate stock ledger or a list shall be the only evidence as to who are shareholders entitled to examine such list or the books of the corporation, or to vote in person or by proxy at such election.

     Section 4. Stolen, Lost or Destroyed Certificates. In case a certificate for shares of capital stock of the corporation is claimed by the owner of such certificate to have been lost, destroyed or wrongfully taken, the corporation is obligated to issue a new certificate in place of the original certificate, if the owner so requests before the corporation has notice that the certificate has been acquired by a bonafide purchaser, and if the owner files with the corporation a sufficient indemnity bond indemnifying the corporation and its Transfer Agents and Registrars, if any, in form satisfactory to said Board of Directors and such Transfer Agents and Registrars, and if the owner satisfies any other reasonable requirements imposed by the Board of Directors and its Transfer Agents and Registrars, if any. If after the issue of the new certificate a bonafide purchaser of the original certificate presents it for registration of transfer, the corporation is obligated to register the transfer unless registration would result in over issue, in which event the corporation's liability is governed by Section 8-104 of Chapter 317 of the Acts of 1963, which is known as the Uniform Commercial Code. In addition to any rights on the indemnity bond furnished by the owner, the corporation may recover the new certificate from the person to whom it was issued or any person taking under him except a bonafide purchaser. Where a certificate for shares of capital stock of the corporation has been lost, apparently destroyed or wrongfully taken and the owner of such certificate fails to notify the corporation of that fact within a reasonable time after he has notice of it and the corporation registers a transfer of the certificate before receiving such a notification, the original owner of the certificate is precluded from asserting against the corporation any claim for registering the transfer under 8-404 of said Uniform Commercial Code and is also precluded from asserting any claim against the corporation for a new certificate pursuant to 8-405 of said Uniform Commercial Code.

     Section 5. Closing of Stock Transfer Book. The Board of Directors may close the stock transfer books for a period not exceeding fifty days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, during which time no stock of the corporation shall be transferred upon the books of the corporation; provided, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to receive notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid.



                                   ARTICLE VII

                           Fiscal Year; Seal; Notices

     Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year and shall end on the 31st day of December following.

     Section 2. Corporate Seal. The Board of Directors shall provide a suitable corporate seal for use by the corporation.

     Section 3. Notices. Any notice required by statute or by these By-Laws to be given to the shareholders, to the directors or to any officers of the corporation, unless otherwise provided herein or in any statute, shall be sufficient if given by depositing the same in a United States post office box or receptacle in a sealed, postpaid wrapper, addressed to such shareholder, director or officer at his last address as the same appears on the records of the corporation, and such notice shall be deemed to have been given at the time of such mailing.


                                  ARTICLE VIII

                    Voting of Shares Owned by the Corporation

     Section 1. Voting of Shares Owned by the Corporation. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any shareholders' meeting of such other corporation by the Chairman of the Board or the President of the corporation, or in their absence by any Vice President of the corporation if he be present. Whenever, in the judgement of the Chairman of the Board or the President, or in their absence of any Vice President, it is desirable for the corporation to execute a proxy or give a shareholder's consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the corporation such proxy or consent shall be executed in the name of the corporation by the Chairman of the Board, the President or one of the Vice Presidents of the corporation and shall be attested by the Secretary or an Assistant Secretary of the corporation under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned or controlled by the corporation.



                                   ARTICLE IX

                                   Amendments

     Section 1. Amendments. These By-Laws may be altered or repealed or new By-Laws may be adopted in lieu thereof by the affirmative vote of a majority of the Board of Directors at any meeting of the Board.

          Amended at NIBCO Board of Directors Meeting on July 27, 1999

                                   ARTICLE VI

                    Indemnification of Directors and Officers


     Section 1. Indemnification of Directors and Officers. Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the corporation against all liabilities, costs and expenses (including judgments, fines, penalties and reasonable attorneys' fees, and all amounts paid, other than to the corporation, in compromise and settlement) imposed upon or incurred by any such person in connection with, arising out of, or relating to the defense or disposition or any claim, action, suit or proceeding, whether civil or criminal, in which he or she may be a defendant or respondent, or with which he or she may be threatened or otherwise involved, directly or by reason of his or her being or having been such a director or officer. Such indemnification shall inure to the benefit of any director's or officer's heirs, executors, administrators and legal representatives.

The corporation shall not be obligated to provide indemnification with respect to any criminal claim, action, suit or proceeding in which the director or officer shall be finally adjudicated in such criminal claim, action, suit or proceeding to have acted unlawfully. Also, the corporation shall not be obligated to provide indemnification with respect too any claim, action, suit or proceeding in which the director or officer shall be finally adjudicated in such claim, action, suit or proceeding not to have acted in good faith. The termination of any criminal claim, action, suit or proceeding by judgement, order, settlement, conviction, or upon plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet any standard of conduct described in this paragraph. A director or officer shall be conclusively deemed to have acted in good faith or lawfully in relation to any matters upon which he or she relied upon an opinion as to law or fact, or both, of legal counsel selected or designated by the Board of Directors.

The corporation may pay or reimburse the reasonable expenses incurred in defending any claim, action, suit or proceeding in advance of the final disposition of such claim, action, suit or proceeding if the corporation determines that the facts then known would not prohibit indemnification under this Article VI or otherwise and the person receiving such payment or reimbursement furnishes the corporation with both a written affirmation of his or her good faith belief that he or she is entitled to receive such payment or reimbursement and a written undertaking to repay all amounts should it be ultimately determined that he or she is not entitled to be indemnified under this Article VI or otherwise.

The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these By-laws, agreement, vote of stockholders or resolution of the Board of Directors or otherwise. To the extent any of the foregoing rights of indemnification are prohibited by any law, act or statute, including without limitation Indiana Code 23-1-37 et seq., said rights of indemnification shall be limited, but only to the extent necessary to comply with any applicable law, act or statute.

Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.